UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

DIANTHUS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38541	81-0724163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square 43rd Floor
New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 929 999-4055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	DNTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Appointment of New Independent Registered Public Accounting Firm

As previously disclosed, on September 11, 2023, following the completion of the merger between the subsidiary of Dianthus Therapeutics, Inc. (the "Company," formerly known as Magenta Therapeutics, Inc.) and Dianthus Therapeutics OpCo, Inc. (formerly known as Dianthus Therapeutics, Inc.), the Audit Committee of the Company approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company. The Company’s engagement of Deloitte was subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter, which was fully executed by the Company on October 19, 2023.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through October 19, 2023, neither the Company, nor anyone on its behalf, consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIANTHUS THERAPEUTICS, INC.

Date:	October 25, 2023	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq. SVP, General Counsel and Secretary